Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William C. Mills III, Martin C. Stammer and Karen W. Duros, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) a registration statement on Form S-1 (the “Registration Statement”) covering the registration shares of common stock, par value $0.001, of Stereotaxis, Inc. (the “Company”) for resale by or on behalf of certain selling stockholders pursuant to registration rights granted under a registration rights agreement, including shares issuable upon conversion of Series A Convertible Preferred Stock of the Company and upon exercise of warrants as set forth and described in and under that certain Securities Purchase Agreement, dated September 26, 2016, between the Company and the investors named therein, and any and all pre-effective and post-effective amendments to the Registration Statement), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: October 16, 2016

Name:	Title:

/s/ William C. Mills III William C. Mills III	Chairman and Chief Executive Officer (principal executive officer)

/s/ Martin C. Stammer Martin C. Stammer	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ David W. Benfer David W. Benfer	Director

/s/ Duane DeSisto Duane DeSisto	Director

/s/ David Fischel David Fischel	Director

/s/ Joseph Kiani Joseph Kiani	Director

/s/ Arun Menawat Arun S. Menawat	Director

/s/ Robert J. Messey Robert J. Messey	Director

/s/ Fred A. Middleton Fred A. Middleton	Director

/s/ Eric N. Prystowsky Eric N. Prystowsky	Director